Exhibit 4(e)-4


      CERTAIN RIGHTS OF THE LESSOR UNDER THE FACILITY LEASE AS SUPPLEMENTED BY THIS LEASE SUPPLEMENT NO. 1 HAVE BEEN ASSIGNED TO, AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF, THE INDENTURE TRUSTEE UNDER INDENTURE OF MORTGAGE AND DEED OF TRUST NO. [1/2/3], DATED AS OF SEPTEMBER 1, 1989, AS SUPPLEMENTED. THIS LEASE SUPPLEMENT NO. 1 HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. SEE SECTION 3(c) OF THIS LEASE SUPPLEMENT NO. 1 FOR INFORMATION CONCERNING THE RIGHTS OF HOLDERS OF VARIOUS COUNTERPARTS HEREOF.

       THIS COUNTERPART IS NOT THE ORIGINAL COUNTERPART.



                     LEASE SUPPLEMENT NO. 1

                 dated as of ____________, 19__

                               to

                   FACILITY LEASE NO. [1/2/3]

                  dated as of September 1, 1989

                             between

                FIRST NATIONAL BANK OF COMMERCE,
not in its individual capacity, but solely as Owner Trustee under
   Trust Agreement No. [1/2/3], dated as of September 1, 1989, with the Owner Participant,

                             Lessor

                               and

                LOUISIANA POWER & LIGHT COMPANY,

                             Lessee




               Original Facility Lease Recorded on
               [September 28, 1989] at __________

      CERTAIN RIGHTS OF THE LESSOR UNDER THE FACILITY LEASE AS SUPPLEMENTED BY THIS LEASE SUPPLEMENT NO. 1 HAVE BEEN ASSIGNED TO, AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF, THE INDENTURE TRUSTEE UNDER INDENTURE OF MORTGAGE AND DEED OF TRUST NO. [1/2/3], DATED AS OF SEPTEMBER 1, 1989, AS SUPPLEMENTED. THIS LEASE SUPPLEMENT NO. 1 HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. SEE SECTION 3(c) OF THIS LEASE SUPPLEMENT NO. 1 FOR INFORMATION CONCERNING THE RIGHTS OF HOLDERS OF VARIOUS COUNTERPARTS HEREOF.

         THIS COUNTERPART IS THE ORIGINAL COUNTERPART.
                  INDENTURE TRUSTEE'S RECEIPT
      Receipt of this Original Counterpart is acknowledged.

                              BANKERS TRUST COMPANY
                              Indenture Trustee as Aforesaid

                              By
                                      Authorized Officer


                     LEASE SUPPLEMENT NO. 1
                 dated as of ____________, 19__

                               to

                   FACILITY LEASE NO. [1/2/3]
                  dated as of September 1, 1989

                             between

                FIRST NATIONAL BANK OF COMMERCE,
       not in its individual capacity, but solely as Owner
       Trustee under Trust Agreement No. [1/2/3], dated as of September 1, 1989, with the Owner Participant,

                             Lessor

                               and

                LOUISIANA POWER & LIGHT COMPANY,

                             Lessee


               Original Facility Lease Recorded on
            [September 28, 1989] at _________________

           THIS LEASE SUPPLEMENT NO. 1, dated as of __________, 19__ ("Lease Supplement No. 1"), to FACILITY LEASE NO. [1/2/3], dated as of September 1, 1989 (the "Facility Lease"), between FIRST NATIONAL BANK OF COMMERCE, a national banking association, not in its individual capacity but solely as Corporate Owner Trustee (the "Lessor"), under the Trust Agreement (such term, and all other capitalized terms used herein without definition, being defined as provided in Section 1 below), and LOUISIANA POWER & LIGHT COMPANY, a Louisiana corporation (the "Lessee"),


                      W I T N E S S E T H:


           WHEREAS, the Lessee and the Lessor have heretofore entered into the Facility Lease providing for the lease by the Lessor to the Lessee of the Undivided Interest; and

          WHEREAS, the Lessee, the Lessor, the Owner Participant, the Funding Corporation, Collateral Trust Trustee and the Indenture Trustee have entered into a Refunding Agreement No. [ ], dated as of ___________, 199___, providing for the issuance by the Owner Trustee of Additional Bonds, including Refunding Bonds ("Lessor Bonds") to refund the Outstanding Initial Series Bonds and to pay certain other costs incurred in connection therewith; and

           WHEREAS, the Owner Trustee and the Indenture Trustee have entered into Supplemental Indenture No. 2, dated as of _______, 199_, to the Lease Indenture creating the "Lessor Bonds" for such purpose and establishing the terms, conditions and designations of such Lessor Bonds; and

           WHEREAS, Section 3(e) of the Facility Lease provides for an adjustment to Basic Rent and to the Value Schedules in order to preserve the Net Economic Return in the event, among other things, of the issuance of the Lessor Bonds;

          NOW, THEREFORE, in consideration of the premises and of
other   good   and  valuable  consideration,  the   receipt   and
sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1.  Definitions.

           For purposes hereof, capitalized terms used herein and not otherwise defined herein or in the recitals shall have the meanings assigned to such terms in Appendix A to the Facility
Lease.

          SECTION 2.  Amendments; Schedules.

           (a) Section 3(d)(ii) of the Facility Lease is hereby amended by replacing the words "sinking fund" with "payment".

           (b)   Section 3(e)(ii) of the Facility Lease is hereby
amended   by   adding  thereto  after  the  words  "Participation
Agreement" the following:

                          or  if the expenses paid
               by  the  Lessor in connection  with
               the   issuance  of  any  Additional
               Bonds  or Collateral Bonds are  not
               equal  to the amounts set forth  in
               the Pricing Assumptions

          (c) Section 22 of the Facility Lease is hereby amended by adding a new paragraph (k) thereto as follows:

                                  (k)     Personal
               Property.   The  Lessee   and   the
               Lessor  agree for purposes of  this
               Lease that it is their intent that,
               to    the   extent   permitted   by
               Applicable   Law,   the   Undivided
               Interest  and  every  part  thereof
               shall be considered as personal and
               not real property.

           (d) As of the date first written above and until and unless further amended, Schedules 1 through 5 of the Facility
Lease are hereby amended as follows:

                (i)   Schedule  1 to the Facility Lease  entitled
"Basic Rent Percentages" is deleted in its entirety and is hereby replaced with Schedule 1 hereto.

                (ii)   Schedule 2 to the Facility Lease  entitled
"Schedule of Casualty Values" is deleted in its entirety and is hereby replaced with Schedule 2 hereto.

                (iii)   Schedule 3 to the Facility Lease entitled
"Schedule of Special Casualty Values" is deleted in its entirety and is hereby replaced with Schedule 3 hereto.

                (iv)   Schedule 4 to the Facility Lease  entitled
"Schedule of Net Casualty Values" is deleted in its entirety and is hereby replaced with Schedule 4 hereto.

                (v)   Schedule  5 to the Facility Lease  entitled
"Schedule of Net Special Casualty Values" is deleted in its entirety and is hereby replaced with Schedule 5 hereto.

           (e) Schedule U3S to the Facility Lease is attached hereto.

          (f) Appendix A to the Facility Lease is hereby amended as set forth in Schedule A-1 to Appendix A attached hereto.

          SECTION 3.  Miscellaneous.

           (a) Counterpart Execution. This Lease Supplement No. 1 may be executed in any number of counterparts and by each of the parties hereto or thereto on separate counterparts, all such counterparts together constituting but one and the same instrument.

            (b) Execution as Lease Supplement. This Lease Supplement No. 1 is executed and shall be construed as a supplement and amendment to the Facility Lease and shall form a part thereof. On and from the delivery of this Lease Supplement No. 1, any reference in any Transaction Document to the Facility Lease shall be deemed to refer to the Facility Lease as supplemented and amended by this Lease Supplement No. 1.

          (c) Original Counterpart. The single executed original of this Lease Supplement No. 1 marked "THIS COUNTERPART IS THE ORIGINAL COUNTERPART" and containing the receipt of the Indenture Trustee thereon shall be the "Original" of this Lease Supplement No. 1. To the extent that the Facility Lease, as supplemented by this Lease Supplement No. 1, constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in the Facility Lease, as so supplemented, may be created or continued through the transfer or possession of any counterparts of the Facility Lease and supplements thereto other than the "Originals" of any thereof.

           IN WITNESS WHEREOF, each of the parties hereto has caused this Lease Supplement No. 1 to be duly executed by an officer thereunto duly authorized, as of the date set forth above.

                              FIRST NATIONAL BANK OF COMMERCE,
                              not in its individual capacity but
                              solely as Owner Trustee

ATTEST:

                              By:
                              Name:
[SEAL]                        Title: Vice President



                              LOUISIANA POWER & LIGHT COMPANY
ATTEST:


                              By:
[SEAL]                             Name:
                                   Title:

                         ACKNOWLEDGMENT


STATE OF LOUISIANA       )
                         )  ss.:
PARISH OF ________________    )


     On this ______ day of _______________, 199__, before me, the undersigned Notary Public, duly commissioned and qualified within the State and County aforesaid, and in the presence of the undersigned competent witnesses, personally came and appeared ________________________, to me personally known, who being by me duly sworn did say that [he] is a Vice President and Trust Officer of FIRST NATIONAL BANK OF COMMERCE, a national banking association, Owner Trustee under the Trust Agreement, and that the seal affixed to the foregoing instrument is the seal of said national banking association and that said instrument was signed and sealed on behalf of said national banking association by authority of its Board of Directors and that [he] acknowledged said instrument to be the free act and deed of said national banking association.





                                   [signature of appearer]
WITNESSES:











                                   Notary Public

My Commission Expires:

                         ACKNOWLEDGMENT


STATE OF LOUISIANA       )
                         )  ss.:
PARISH OF ________________    )


     On this ______ day of _______________, 199__, before me, the undersigned Notary Public, duly commissioned and qualified within the State and County aforesaid, and in the presence of the undersigned competent witnesses, personally came and appeared ________________________, to me personally known, who being by me duly sworn did say that [he] is the Treasurer of LOUISIANA POWER & LIGHT COMPANY, a Louisiana corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors and that [he] acknowledged said instrument to be the free act and deed of said corporation.





                                   [signature of appearer]
WITNESSES:











                                   Notary Public


My Commission Expires:

                                                       Schedule 1


                     BASIC RENT PERCENTAGES

                                                       Schedule 2


                  SCHEDULE OF CASUALTY VALUES

                                                       Schedule 3


              SCHEDULE OF SPECIAL CASUALTY VALUES

                                                       Schedule 4


                SCHEDULE OF NET CASUALTY VALUES

                                                     Schedule U3S

                                                       Appendix A